As filed with the Securities and
                    Exchange Commission on November 19, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      S T A K E T E C H N O L O G Y L T D.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

           Canada                                                   None
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

        2838 Highway 7
        Norval, Ontario, Canada                                    L0P 1KO
---------------------------------------                         -------------
(Address of Principal Executive Offices                         (Postal Code)

                             2001 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 STEVEN BROMLEY
                             Chief Financial Officer
                              Stake Technology Ltd.
                                 2838 Highway 7,
                         Norval, Ontario, Canada L0P 1KO

                                   ----------

                     (Name and address of agent for service)

           Telephone number, including area code, of agent for service
                                 (905) 455-1990

                                    Copy to:

                                ROBERT T. LINCOLN
                       Dunnington, Bartholow & Miller LLP
                                666 Third Avenue
                               New York, NY 10017

--------------------------------------------------------------------------------------------
                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                      Proposed           Proposed
Title of                              maximum            maximum
Securities to be   Amount to be       offering price     aggregate          Amount of
registered         registered         per share          offering price     registration fee
--------------------------------------------------------------------------------------------
Common
Shares, without    1,000,000 shares   $1.74              $1,740,000 US      $435.00 US
par value          (A)                U.S. per share     (B)
                                      (B)
--------------------------------------------------------------------------------------------

(A) The aggregate number of shares subject to the Stake 2001 Stock Option Plan. There are also to be registered, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), such additional shares as may become issuable under the Plan through the operation of applicable anti-dilution provisions.

(B) Computed in accordance with Rules 457 (c) and 457 (h) (1) under the Act solely for purposes of calculating the registration fee; based on the average of the bid and asked price of the shares as quoted on the Nasdaq SmallCap Market on November 14, 2001, a date within five (5) days prior to the date of filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registration Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              CROSS REFERENCE SHEET

Between Items of Form S-3 and Prospectus Pursuant to Rule 501(b) of Regulation
S-K

Item and Heading                                     Location in Prospectus
----------------                                     ----------------------

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus .....................   Cover Page

2.  Inside Front and Outside Back
    Cover Pages of Prospectus ....................   Inside Cover Page

3.  Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges .............................   Not applicable

4.  Use of Proceeds ..............................   Not applicable

5.  Determination of Offering Price ..............   Not applicable

6.  Dilution .....................................   Not applicable

7.  Selling Security Holders .....................   Cover Page,
                                                     Selling Shareholders

8.  Plan of Distribution .........................   Cover Page

9.  Description of Securities
    to be Registered .............................   Not applicable

10. Interests of Named Experts
    and Counsel ..................................   Legal Matters, Experts

11. Material Changes .............................   Not applicable

12. Incorporation of Certain
    Information by Reference .....................   Information Incorporated
                                                     by Reference

13. Disclosure of Commission
    Position on Indemnification of
    Securities Act Liabilities ...................   Indemnification

                               REOFFER PROSPECTUS

                              STAKE TECHNOLOGY LTD.

                             1,000,000 COMMON SHARES
                               (without par value)

This Prospectus is being used in connection with the offering from time to time by certain shareholders ("Selling Shareholders") of Stake Technology Ltd. (the "Company") or their successors in interest of shares of the Common Stock (without par value) of Stake ("Common Shares") which have been or may be acquired upon the exercise of stock options granted to certain employees, directors and/or consultants of the Company under the Company's 2001 Stock Option Plan (the "Plan").

The Common Shares may be sold from time to time by the Selling Shareholders or other eligible successors in interest. Such sales may be made on the Nasdaq SmallCap Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers, or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus, which qualify for sale pursuant to Rule 144, may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company's Common Shares are traded on the Nasdaq SmallCap Market under the symbol "STKL". On November 14, 2001, the closing bid price of the Common Shares as reported by Nasdaq was US $ 1.71.

                              CURRENCY PRESENTATION

      All dollar amounts in this Prospectus are expressed in Canadian dollars "$". Amounts expressed in United States dollars are preceded by the symbols "US $". On November 14, 2001, the noon buying rate for Cdn. $1.00 was U.S. $1.5916.

               The date of this Prospectus is November 19, 2001.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ....................................................     5

SELLING SHAREHOLDERS .....................................................     6

INFORMATION INCORPORATED BY REFERENCE ....................................     6

ENFORCEABILITY OF CIVIL LIABILITIES ......................................     7

LEGAL MATTERS ............................................................     7

EXPERTS ..................................................................     8

INDEMNIFICATION ..........................................................     8

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN AND, IF GIVEN OR MADE ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR IN ANY STATE OR OTHER JURISDICTION IN, WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                              AVAILABLE INFORMATION

We have filed a Registration Statement on Form S-8 under the Securities Act with respect to the Common Shares offered hereby. This Prospectus is part of the Registration Statement and, as permitted by the Commissions rules, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information about the Company and our Common Shares, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the Commission's offices as described herein.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we file annual and quarterly reports, proxy statements and other information with the Commission. You may read and copy any of the reports, proxy statements and other information filed by us at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Reports, proxy and information statements and other information about us may also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

We will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, but is not delivered with this Prospectus (other than exhibits to such information unless such exhibits are incorporated by reference in this Prospectus).

Copies of documents (without exhibits) incorporated by reference in this Prospectus will be provided to you without charge upon written or oral request to the Chief Financial Officer of the Company, 2838 Highway 7, Norval, Ontario L0P 1KO Telephone: (905) 455-1990, extension 108 or sbromley@staketech.com.

                              SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of Common Shares owned by the Selling Shareholders, the number of Common Shares to be offered by the Selling Shareholders and the number of Common Shares the Selling Shareholders will own after the completion of this offering:

                             Beneficial Ownership                   Beneficial Ownership
Name of Selling               Prior to Offering                        After Offering
  Shareholder            Shares          Percentage(2)         Shares(1)           Percentage
  -----------            ------          -------------         ---------           ----------
Jeremy Kendall        660,513 (3)            1.79%              305,513              0.83%
John Taylor           296,527 (4)            0.81%              101,527              0.28%
Leslie Markow          88,050 (5)            0.24%               35,550              0.10%
Cyril Ing             123,835 (6)            0.34%               83,835              0.23%
Joseph Riz             91,100 (7)            0.25%               51,100              0.14%
James Rifenbergh      420,948 (8)            1.14%              380,948              1.03%
Tim Bergqvist          77,500 (9)            0.21%               37,500              0.10%
Camillo Lisio          10,000(10)            0.03%                  -0-                -0-

(1) Assumes the sale of all of the Common Shares acquired by the Selling Shareholder upon exercise of options granted under the Plan.
(2) Based on 36,827,828 Common Shares issued and outstanding as of the date hereof.
(3) Includes 355,000 Common Shares issuable upon exercise of options granted under the Plan.
(4) Includes 195,000 Common Shares issuable upon exercise of options granted under the Plan.
(5) Includes 52,500 Common Shares issuable upon exercise of options granted under the Plan.
(6) Includes 40,000 Common Shares issuable upon exercise of options granted under the Plan.
(7) Includes 40,000 Common Shares issuable upon exercise of options granted under the Plan.
(8) Includes 40,000 Common Shares issuable upon exercise of options granted under the Plan.
(9) Includes 40,000 Common Shares issuable upon exercise of options granted under the Plan.
(10) Includes 10,000 Common Shares issuable upon exercise of options granted under the Plan.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" into this Prospectus information we file with the SEC in other documents. This means that we can disclose important information by referring you to other documents that we file with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and future filings we will make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of these Common Shares is terminated:

(1)   Our annual report on Form 10-KSB for the year ended December 31, 2000;

(2) Our Information Circular and Proxy Statement dated May 4, 2001 relating to our 2001 Annual and Special Meeting of Shareholders held on June 14, 2001;

(3)   Our quarterly report on Form 10-Q for the quarter ended March 31, 2001,

(4)   Our quarterly report on Form 10-Q for the quarter ended June 30, 2001, and

(5) Our quarterly report on Form 10-Q for the quarter ended September 30, 2001.

      A statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statement that is modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

We will provide without charge to you, upon your written or oral request, a copy of any or all of the information incorporated by reference in this Prospectus. Requests should be directed to:

                              Stake Technology Ltd.
                                  2838 Highway
                         Norval, Ontario, Canada L0P 1K0
               Attention: Steven Bromley, Chief Financial Officer
                         Telephone number (905) 455-1990
                           Fax number: (905) 455-2529
                          Email: sbromley@staketech.com

                       ENFORCEABILITY OF CIVIL LIABILITIES

      The Company is a Canada corporation. A majority of its officers and directors, as well as certain of the experts named herein, are residents of Canada and a substantial portion of the assets of the Company and of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company or such persons or to enforce, in United States courts, judgments against them obtained in such courts predicated upon the civil liability provisions of the United States federal securities laws. The Company has been advised by its Canadian counsel, Mann & Gahtan LLP of Toronto, Ontario, that there is doubt as to whether Canadian courts would: (a) enforce judgments of United States courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of the United States federal securities laws; or (b) enforce, in original actions, liabilities against the Company or such persons predicated solely upon the United States federal securities laws.

                                  LEGAL MATTERS

      Messrs. Mann & Gahtan LLP, Toronto, Ontario, the Company's Canadian counsel have passed upon the validity of the issuance of the Common Shares offered by this prospectus.

                                     EXPERTS

      The financial statements and schedules in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 which are incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus is a part have been examined by PricewaterhouseCoopers LLP, independent chartered accountants, to the extent and for the periods set forth in the reports of such firm included in said annual report and are incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

      Any financial statements and schedules hereafter incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus is a part which have been examined and are the subject of any report by independent chartered accountants, to the extent set forth in any such report hereafter incorporated by reference herein and in the Registration Statement of which this Prospectus is a part, will be so incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

Section 124 of the Canada Business Corporations Act provides, in pertinent part, as follows:

      (1) Indemnification. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

            (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      (2) Indemnification in derivative actions. A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

      (3) Indemnity as of right. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

            (a) was substantially successful on the merits in his defence of the action or proceeding, and

            (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

      (4) Directors' and officers' insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

            (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

            (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

Pursuant to its By-Laws, the Company shall indemnify any person, and his heirs and legal representatives who is or was a director or officer of the Company, or who acts or acted at the request of the Company as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, against any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, if such person acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his conduct was lawful. No director or officer of the Company shall be indemnified by the Company in respect of any liability, costs, charges or expenses that such person sustains or incurs in or about any action, suit or other proceeding as a result of which he is adjudged to be in breach of any duty or responsibility imposed upon him under the CBCA or under any other statute unless, in an action brought against them in their capacity as director or officer, they have achieved complete or substantial success as a defendant. Subject to the limitations contained in the CBCA, the Company may purchase, maintain or participate in such insurance for the benefit of such persons as the board of directors may, from time to time, determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company is subject, insofar as its Articles of Amalgamation and internal affairs are concerned, to the laws of Canada, and it has been advised by its Canadian lawyers, Messrs. Mann & Gahtan LLP, that, in their opinion, Canadian courts would allow indemnification for liabilities arising under the Act, provided that the indemnification came within the limits of the above quoted sections of the CBCA, since such provisions are not contrary to the public policy of Canada. (See "Enforceability of Civil Liabilities.")

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" into this Prospectus information we file with the SEC in other documents. This means that we can disclose important information by referring you to other documents that we file with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and future filings we will make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of these shares is terminated:

(1)   Our annual report on Form 10-KSB for the year ended December 31, 2000;

(2) Our Information Circular and Proxy Statement dated May 4, 2001 relating to our 2001 Annual and Special Meeting of Shareholders held on June 14, 2001;

(3)   Our quarterly report on Form 10-Q for the quarter ended March 31, 2001,

(4)   Our quarterly report on Form 10-Q for the quarter ended June 30, 2001, and

(5) Our quarterly report on Form 10-Q for the quarter ended September 30, 2001.

      A statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statement is modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

We will provide without charge to you, upon your written or oral request, a copy of any or all of the information incorporated by reference in this Prospectus. Requests should be directed to:

                              Stake Technology Ltd.
                                  2838 Highway
                         Norval, Ontario, Canada L0P 1K0
               Attention: Steven Bromley, Chief Financial Officer
                         Telephone number (905) 455-1990
                           Fax number: (905) 455-2529
                          Email: sbromley@staketech.com

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

      Messrs. Mann & Gahtan LLP of Toronto, Ontario, Canada, the Company's Canadian lawyers has passed upon the legality of the securities offered. As of the date of this Prospectus, lawyers who are members of or are employed by Messrs. Mann & Gahtan LLP and participating in matters on behalf of the Company relating to this Registration Statement, do not beneficially own any shares of the Company's Common Shares.

Item 6. Indemnification of Directors and Officers

      Section 124 of the Canada Business Corporations Act provides, in pertinent part, as follows:

      (1) Indemnification. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

            (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      (2) Indemnification in derivative actions. A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

      (3) Indemnity as of right. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

            (a) was substantially successful on the merits in his defence of the action or proceeding, and

            (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

      (4) Directors' and officers' insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

            (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

            (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

      Pursuant to its By-Laws, the Company shall indemnify any person, and his heirs and legal representatives who is or was a director or officer of the Company, or who acts or acted at the request of the Company as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, against any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, if such person acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his conduct was lawful. No director or officer of the Company shall be indemnified by the Company in respect of any liability, costs, charges or expenses that such person sustains or incurs in or about any action, suit or other proceeding as a result of which he is adjudged to be in breach of any duty or responsibility imposed upon him under the CBCA or under any other statute unless, in an action brought against them in their capacity as director or officer, they have achieved complete or substantial success as a defendant. Subject to the limitations contained in the CBCA, the Company may purchase, maintain or participate in such insurance for the benefit of such persons as the board of directors may, from time to time, determine.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company is subject, insofar as its Articles of Amalgamation and internal affairs are concerned, to the laws of Canada, and it has been advised by its Canadian counsel, Messrs. Mann & Gahtan LLP, that, in their opinion, Canadian courts would allow indemnification for liabilities arising under the Act, provided that the indemnification came within the limits of the above quoted sections of the CBCA, since such provisions are not contrary to the public policy of Canada. (See "Enforceability of Civil Liabilities.")

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits

            4.1   2001 Stock Option Plan

            5     Opinion of Mann & Gahtan LLP

            23.1  Consent of PricewaterhouseCoopers LLP

            23.2  Consent of Mann & Gahtan LLP
                  (Contained in Exhibit 5)

            24    Powers of Attorney

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Norval, Province of Ontario, Canada, on this 19th day of November, 2001.

                                        STAKE TECHNOLOGY LTD.


                                        By: /s/ Steven Bromley
                                            ------------------------------------
                                           Steven Bromley
                                         Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 19, 2001 by the following persons in the capacities indicated.

Signature                               Title
---------                               -----


/s/Jeremy N. Kendall                    Chairman, Chief Executive Officer
-----------------------------           and Director (Principal Executive
Jeremy N. Kendall                       Officer)


/s/John D. Taylor                       President, Chief Operating
-----------------------------           Officer and Director
John D. Taylor


/s/Steven Bromley                       Chief Financial Officer
-----------------------------           (Principal Financial and Accounting
Steven Bromley                          Officer)


      *                                 Director
-------------------
Cyril A. Ing


      *                                 Director
-------------------
Joseph Riz


      *                                 Director
-------------------
Tim Bergqvist


      *                                 Director
-------------------
Michael M. Boyd


      *                                 Director and Authorized
-------------------                     Representative in the
James K. Rifenbergh                     United States



      *                                 Director
-------------------
Allan Routh

      *                                 Director
-------------------
Andy Anderson


      *                                 Director
-------------------
Dennis Anderson


      *                                 Director
-------------------
Katrina Houde


      *                                 Director
-------------------
Camillo Lisio


      *                                 Director
-------------------
Stephen R. Bronfman

      *By her signature set forth below, Leslie N. Markow, pursuant to a duly executed power of attorney filed with the Securities and Exchange Commission as an exhibit to this registration statement, has signed this registration statement on behalf of and as Attorney-in-Fact for this person.


                                        /s/ Leslie N. Markow
                                        ----------------------------------------
                                        Leslie N. Markow
                                        Attorney-in-Fact